JOINT VENTURE AGREEMENT

THIS JOINT VENTURE AGREEMENT ("Agreement"), made and entered into as of this 5th day of May, 2009,  by and between Global Ecology Corporation ( f/k/a Homeland Security Network Inc.), a Nevada corporation, with offices at 140 Smith Street, Keasbey New Jersey, 08832 (“GEC”) and Chain Rule Environmental, LLC, a New York limited liability corporation, with offices at 130 Sunset Avenue, Island Park, New York 11558,  (“CRE”), collectively referred as the “Parties”.

ARTICLE I GENERAL PROVISIONS

1.01 Business Purpose.  The business of the Joint Venture shall be to execute and manage several separate projects in the Philippines.  The projects are as follows:

1) Decontamination of the Pasig River and bodies of water which feed into the river.

2) Sludge clean up of the Pasig River.

3) The management of facilities for the production of soil using GEC’s technology from Huma-Clean, LLC.

                4) Introduction of GEC’s Mobile Water Purification System to the Philippines

Once these projects are under way both parties agree to seek out other mutually beneficial projects in the Philippines and elsewhere throughout Southeast Asia.  As opportunities are identified and contracts entered into, they will be added as an addendum to this Joint Venture Agreement and will be governed in accordance with this document.

1.02 Term of the Agreement.  This Joint Venture shall commence on the date first above written and shall continue in existence until terminated, liquidated, or dissolved by law or as hereinafter provided.  It is understood, that this Joint Venture will terminate at the completion of the projects listed in 1.01.  It is the intention of the Parties to automatically extend this Joint Venture Agreement in term each time a new project is identified and added to this Agreement by addendum for the term required to complete that project. However, based on the parties initial proposals, it contemplated that some or all of the projects will continue as long as they are viable and ongoing service is required by the company/end user or agency of the Philippine government.

ARTICLE II  GENERAL DEFINITIONS

The following comprise the general definitions of terms utilized in this Agreement:

2.01 Affiliate.  An Affiliate of an entity is a person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control of such entity.

2.02 Capital Contribution(s).  The capital contribution to the Joint

Venture actually made by the Parties is defined as cash contributions in the form of equity and/or debt.  It is understood the funding for this project will be in the amount of $2,500,000 but the Parties have agreed that an initial amount of $50,000 will be advanced as seed money for set up and testing for the projects identified in 1.01.   If the form of funding is a loan, it will be re-paid out of proceeds of this venture and will be used exclusively for the purpose as outlined in 1.01.

 ARTICLE III  OBLIGATIONS OF THE JOINT VENTURERS

3.01 Obligations.  The Parties will have joint responsibility for financial decisions and expenditures of the Joint Venture.  CRE will be responsible for the on-site operations of the business and will disburse funds according to a budget pre-approved by the Parties. Any expenditure of funds not previously approved by the parties will be submitted for approval at the time of the request.

3.02  Responsibilities.  GEC will provide all of its products to the Joint Venture for use in the areas contemplated by this agreement along with the necessary consultants, scientists, and financial expertise that is needed by the Joint Venture.  CRE will provide the funding for the Joint Venture for the testing and implementation of its products and services.  This funding will include but not be limited to; the set up of testing on site, construction of facilities, operational working capital, marketing expenses and agreed upon travel and fees to accomplish the goals of the Joint Venture.

ARTICLE IV  ALLOCATIONS

4.01 Profits and Losses.  Commencing on the date hereof and ending on the termination of the business of the Joint Venture, all profits, losses and other allocations to the Joint Venture shall be allocated as follows: 50% to GEC and 50% to CRE. Profits are defined herein as the excess cash after payment of the direct expenses of the Joint Venture. Direct Expenses will be defined in detail as part of the budget to be agreed upon by the Parties. Disbursements of the Joint Venture proceeds after expenses will be distributed at the end of each quarter.

ARTICLE V  RIGHTS AND DUTIES OF THE JOINT VENTURERS

5.01 Business of the Joint Venture. CRE shall have the authority and discretion in the management and control of the day to day operation of the business of the Joint Venture for the purposes herein stated and shall make all decisions affecting the business of the Joint Venture provided both parties have pre-approved or jointly agreed on such actions in advance and it is in the clear best interest of the venture.  CRE will not make any decisions that would in any way benefit CRE in any way to the detriment of GEC.   As such, any action taken shall constitute the act of, and serve to bind, the Joint Venture. CRE shall manage and control the affairs of the Joint Venture to the best of its ability and shall use its best efforts to carryout the business of the Joint Venture.

ARTICLE VI  AGREEMENTS WITH THIRD PARTIES AND WITH AFFILIATES OF THE JOINT

VENTURERS

6.01 Validity of Transactions.  Affiliates of the parties to this Agreement may be engaged to perform services for the Joint Venture.  The validity of any transaction, agreement or payment involving the Joint Venture and any Affiliates of the parties to this Agreement otherwise permitted by the terms of this Agreement shall not be affected by reason of the relationship between them and such Affiliates or the approval of said transactions, agreement or payment.

6.02 Other Business of the Parties to this Agreement.  The parties to this Agreement and their respective Affiliates may have interests in businesses other than the Joint Venture business.  The Joint Venture shall not have the right to the income or proceeds derived from such other business interests even if they are competitive with the Joint Venture business, unless such business interests shall be in the Philippines.

ARTICLE VII PAYMENT OF EXPENSES

7.01 Expenses. All expenses of the Joint Venture shall be paid by CRE out of the proceeds of the operation and all residual income will be divided as described in Section 4.01.  A complete accounting of all income and expenses will be provided to GEC by CRE on a weekly basis.

ARTICLE VIII INDEMNIFICATION OF THE JOINT VENTURERS

8.01 Indemnification. The parties to this Agreement shall have no liability to the other for any loss suffered which arises out of any action or inaction if, in good faith, it is determined that such course of conduct was in the best interests of the Joint Venture and such course of conduct did not constitute gross negligence or willful misconduct.  The parties to this Agreement shall each be indemnified by the other against losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with the Joint Venture.

ARTICLE IX DISSOLUTION

9.01 Events of the Joint Venturers.  The Joint Venture shall be dissolved upon the happening of any of the following events: (a) The adjudication of bankruptcy (b) Filing of a petition pursuant to a Chapter of the Federal Bankruptcy Act (c) Withdrawal or removal of either of the parties (d) The sale or other disposition, not including an exchange of all, or substantially all, of the Joint Venture assets (e) Mutual agreement of the Parties

ARTICLE X MISCELLANEOUS PROVISIONS

10.01 Books and Records.  The Joint Venture shall keep adequate books and records at its place of business, 140 Smith Street, Suite 200, Keasbey New Jersey, 08832 setting forth a true and accurate account of all business transactions arising out of and in connection with the conduct of the Joint Venture.

10.02 Validity.  In the event that any provision of this Agreement shall be held to be invalid, the same shall not affect in any respect whatsoever the validity of the remainder of this Agreement.

10.03 Integrated Agreement.  This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions or warranties among the Parties other than those set forth herein provided for.

10.04 Headings.  The headings, titles and subtitles used in this Agreement are for ease of reference only and shall not control or affect the meaning or construction of any provision hereof.

10.05 Notices.  Except as may be otherwise specifically provided in this Agreement, all notices required or permitted hereunder shall be in writing and shall be deemed to be delivered when deposited in the United States mail, postage prepaid, certified or registered mail, return receipt requested, addressed to the parties at their respective addresses set forth in this Agreement or at such other addresses as may be subsequently specified by written notice.

10.06 Applicable Law and Venue.  This Agreement shall be construed and enforced under the laws of the State of New York.

10.07 Other Instruments.  The parties hereto covenant and agree that they will execute each such other and further instruments and documents as are or may become reasonably necessary or convenient to effectuate and carry out the purposes of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Global Ecology Corporation                                        Chain Rule Environmental, LLC

/s/ Peter Ubaldi

       /s/ George Dedopolulos                                     Peter D. Ubaldi, President & CEO                                  George Dedopoulos, President